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                                                                      EXHIBIT 99



(PROVINCE HEALTHCARE LOGO)



                                              NEWS RELEASE
                                              FOR IMMEDIATE RELEASE

                                              CONTACT: MERILYN H. HERBERT
                                              VICE PRESIDENT, INVESTOR RELATIONS
                                              (615) 370-1377



           PROVINCE HEALTHCARE COMPANY DECLARES DIVIDEND DISTRIBUTION
                       OF PREFERRED SHARE PURCHASE RIGHTS

         Brentwood TN, December 30, 2002 - The Board of Directors of Province Healthcare Company (NYSE: PRV) has declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of the Company's common stock. Subject to limited exceptions, the Rights will be exercisable if a person or group acquires 15% or more of the Company's common stock or announces a tender offer for 15% or more of the common stock. Under certain circumstances, each Right will entitle shareholders to buy one ten-thousandth of a share of newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $75.00. The Company's Board will be entitled to redeem the Rights at $0.01 per Right at any time before a person has acquired 15% or more of the outstanding common stock.

         The Rights are intended to enable all of the Company's shareholders to realize the long-term value of their investment in the Company. They do not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover. The Rights Plan will expire on December 31, 2012.

         The Rights are not being distributed in response to any specific effort to acquire control of the Company. The Rights are designed to assure that all of the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of the Company without paying all shareholders a control premium.

         If a person becomes an Acquiring Person, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of shares of the Company's common stock having a market value at that time of twice the Right's exercise price. Rights held by the






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Acquiring Person will become void and will not be exercisable to purchase shares at the bargain purchase price. An Acquiring Person is defined as a person who acquires 15% or more of the outstanding common stock of the Company. If the Company is acquired in a merger or other business combination transaction which has not been approved by the Board of Directors, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of shares of the acquiring company's common stock having a market value at that time of twice the Right's exercise price.

         The dividend distribution to establish the new Rights Plan will be payable to shareholders of record on January 10, 2003. The Rights will expire in ten years. The Rights distribution is not taxable to shareholders.

         Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. The Company owns or leases 20 general acute care hospitals in 13 states with a total of 2,280 licensed beds. The Company also provides management services to 35 primarily non-urban hospitals in 14 states with a total of 2,863 licensed beds.

         Certain statements contained in this release, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenues, income or loss, capital expenditures, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact. These statements are based on current estimates of future events, and the Company has no obligation to update or correct these estimates unless considered material to the Company. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with general economic and business conditions, the effect of future governmental regulations, changes in reimbursement levels by government programs, including Medicare and Medicaid or other third party payors, and the Company's ability to implement successfully its acquisition and development strategy. Those and other risks are described in the Company's reports and filings with the Securities and Exchange Commission.

CONTACT: MERILYN H. HERBERT, PROVINCE HEALTHCARE COMPANY (PRV) AT (615) 370-1377




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